Press Release

RLJ Lodging Trust Reports Fourth Quarter
and Full Year 2014 Results

- Full year Pro forma RevPAR increased 7.2%
- Acquired more than $630 million of properties in high-growth markets
- Sold more than $135 million of non-strategic properties

Bethesda, MD, February 25, 2015 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the quarter and year ended December 31, 2014.

Full Year Highlights

•	Pro forma RevPAR increased 7.2%, Pro forma ADR increased 3.9% and Pro forma Occupancy increased 3.1%

•	Pro forma Hotel EBITDA Margin increased 114 basis points to 35.6%

•	Pro forma Consolidated Hotel EBITDA increased 10.8% to $405.0 million

•	Adjusted FFO increased 26.0% to $310.7 million

•	Acquired 15 properties in high-growth markets for over $630.0 million

•	Sold 18 non-strategic properties for more than $135.0 million

•	Completed a follow-on equity offering with net proceeds of $232.7 million

•	Upsized term loans by $175.0 million and staggered debt maturities with two key refinancing transactions totaling $293.0 million

•	Declared an aggregate cash dividend of $1.04 per share, representing an increase of approximately 21.6% over the prior year

Fourth Quarter Highlights

•	Pro forma RevPAR increased 6.0%, Pro forma ADR increased 4.6% and Pro forma Occupancy increased 1.3%

•	Pro forma Hotel EBITDA Margin increased 152 basis points to 34.9%

•	Pro forma Consolidated Hotel EBITDA increased 11.3% to $97.0 million

•	Adjusted FFO increased 21.4% to $76.1 million

“This year marks our fourth consecutive year of RevPAR growth of more than 7.0%,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer. “We have optimized our portfolio's growth through a highly disciplined investment strategy. We are encouraged by our momentum as well as the positive growth in the economy and therefore look forward to another positive year of lodging fundamentals and another solid year of growth for RLJ.”

Financial and Operating Results
Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are pro forma. The prefix “pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude non-comparable hotels that were not open for operation or closed for renovations and also exclude hotels sold during the period for comparable periods. Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included at the end of this release.

Pro forma RevPAR for the quarter ended December 31, 2014, increased 6.0% over the comparable period in 2013, driven by a Pro forma ADR increase of 4.6% and a Pro forma Occupancy increase of 1.3%. Among the Company’s top six markets, the best performing markets during the quarter were Houston and Chicago, which experienced RevPAR growth of 8.1% and 7.7%, respectively. For the year ended December 31, 2014, Pro forma RevPAR increased 7.2% over the comparable period in 2013, driven by a Pro forma ADR increase of 3.9% and a Pro forma Occupancy increase of 3.1%.

Pro forma Hotel EBITDA Margin for the quarter ended December 31, 2014, increased 152 basis points over the comparable period in 2013 to 34.9%. For the year ended December 31, 2014, Pro forma Hotel EBITDA Margin increased 114 basis points over the comparable period in 2013 to 35.6%, adjusted for the non-comparable Courtyard Waikiki Beach 2013 ground rent.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels. For the quarter ended December 31, 2014, Pro forma Consolidated Hotel EBITDA increased $9.9 million to $97.0 million, representing an 11.3% increase over the comparable period in 2013. For the year ended December 31, 2014, Pro forma Consolidated Hotel EBITDA increased $39.6 million to $405.0 million, representing a 10.8% increase over the comparable period in 2013, adjusted for the non-comparable Courtyard Waikiki Beach 2013 ground rent.

Adjusted EBITDA for the quarter ended December 31, 2014, increased $13.3 million to $90.3 million, representing a 17.3% increase over the comparable period in 2013. For the year ended December 31, 2014, Adjusted EBITDA increased $55.8 million to $366.9 million, representing an increase of 17.9% over the comparable period in 2013.

Adjusted FFO for the quarter ended December 31, 2014, increased $13.4 million to $76.1 million, representing a 21.4% increase over the comparable period in 2013. For the year ended December 31, 2014, Adjusted FFO increased $64.1 million to $310.7 million, representing a 26.0% increase over the comparable period in 2013.

Adjusted FFO per diluted share and unit for the quarter and year ended December 31, 2014, was $0.57 and $2.41, respectively, based on the Company’s diluted weighted-average common shares and units outstanding of 133.1 million and 129.2 million for each period, respectively.

Net income attributable to common shareholders for the quarter ended December 31, 2014, was $33.8 million compared to $27.4 million in the comparable period in 2013. For the year ended December 31, 2014, net income attributable to common shareholders was $135.4 million compared to $112.9 million in the comparable period in 2013.

Net cash flow from operating activities for the year ended December 31, 2014, totaled $298.8 million compared to $251.4 million for the comparable period in 2013.

Acquisitions
During the year ended December 31, 2014, the Company acquired 15 hotels for a gross purchase price of more than $630.0 million: a 1,560-room 10-hotel portfolio, the 256-room Courtyard Portland City Center, the 293-room Embassy Suites Irvine Orange County, the 231-room Hilton Cabana Miami Beach, the 194-room Hyatt Atlanta Midtown, and the 215-room DoubleTree Grand Key Resort.

On March 12, 2014, the Company acquired 10 Hyatt, Hyatt Place, and Hyatt House-branded hotels totaling 1,560 rooms for $312.5 million, or approximately $200,000 per key, from affiliates of Hyatt Hotels Corporation.

On May 22, 2014, the Company acquired two hotels located on the West Coast: the 256-room
Courtyard Portland City Center in Portland, Oregon, and the 293-room Embassy Suites Irvine Orange County in Irvine, California, for $120.0 million, or approximately $219,000 per key.

On June 19, 2014, the Company completed the acquisition of the 231-room Hilton Cabana Miami Beach in Miami Beach, Florida, for $71.7 million, or approximately $310,000 per key.

On July 14, 2014, the Company acquired the 194-room Hyatt Atlanta Midtown in Atlanta, Georgia, for $49.5 million, or approximately $255,000 per key.

On September 11, 2014, the Company acquired the 215-room DoubleTree Grand Key Resort in Key West, Florida, for $77.0 million, or approximately $358,000 per key.

Dispositions
During the year ended December 31, 2014, the Company sold 18 hotels for more than $135.0 million: a 1,205-room 11-hotel portfolio, the 150-room Hilton Garden Inn St. George, the 182-room Hilton Mystic, the 194-room Holiday Inn Austin, and four other hotels totaling 463 rooms.

On February 20, 2014, the Company sold an 11-hotel portfolio consisting of 1,205 rooms for
$84.8 million.

On February 25, 2014, the Company sold the 150-room Hilton Garden Inn St. George in St.
George, Utah, for $15.7 million.

On March 26, 2014, the Company sold the 182-room Hilton Mystic in Mystic, Connecticut, for
$14.1 million.

On June 18, 2014, the Company sold the 194-room Holiday Inn Austin NW Arboretum Area in
Austin, Texas, for $13.5 million.

In December 2014, the Company sold the 98-room Courtyard Benton Harbor St. Joseph, the 142-room Courtyard Fort Wayne, the 112-room Courtyard Merrillville, and the 111-room Courtyard Valparaiso in four separate transactions for an aggregate sale price of approximately $9.8 million.

Subsequent Events
On February 23, 2015, the Company sold a portfolio of 20 hotels totaling 2,461 rooms for approximately $230.3 million.

Balance Sheet
In March 2014, the Company amended its credit agreement to extend the maturity date of its 2012 Five-Year Term Loan to 2019, expand the accordion feature, and reduce the applicable margin by 15 basis points. The Company also exercised the accordion feature of its 2012 Five-Year Term Loan and 2013 Five-Year Term Loan, resulting in proceeds of $175.0 million.

In May 2014, the Company completed an underwritten public offering of 9,200,000 common shares at a public offering price of $26.45 per share. Net proceeds from the public offering after deducting the underwriting discount and other offering costs were approximately $232.7 million.

In the fourth quarter, the Company completed two financing transactions and addressed its near term debt maturities. In October 2014, the Company originated four separate first mortgage loans totaling $143.0 million, and used the proceeds to retire five mortgage loans. In December 2014, the Company entered into a new $150.0 million unsecured Seven-Year Term Loan facility that is expected to be fully drawn by the end of second quarter 2015.

As of December 31, 2014, the Company had $262.5 million of unrestricted cash on its balance sheet, $300.0 million available on its revolving credit facility, and $1.6 billion of debt outstanding. The Company’s ratio of net debt to Adjusted EBITDA for the year ended December 31, 2014, was 3.5 times.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.30 per common share of beneficial interest in the fourth quarter. The dividend was paid on January 15, 2015, to shareholders of record as of December 31, 2014.

For the year ended December 31, 2014, the Company distributed a total dividend of $1.04 per common share of beneficial interest, representing an increase of approximately 21.6% over the prior year’s annual distribution.

2015 Outlook
The Company’s outlook does not include operational results from the 24 dispositions that it announced this week. The outlook also excludes potential future acquisitions and dispositions, which could result in a material change to the outlook. The Company's outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change. Pro forma operating statistics include results for periods prior to the Company’s ownership and therefore assume the hotels were owned since January 1, 2014. For the full year 2015, the Company anticipates:

Current Outlook
Pro forma RevPAR growth (1)	5.0% to 6.75%
Pro forma Hotel EBITDA Margin (1)	36.0% to 37.0%
Pro forma Consolidated Hotel EBITDA	$405.0M to $425.0M
Corporate Cash General and Administrative expenses	$26.0M to $27.0M
(1) Excludes non-comparable hotels. Properties closed for renovations are considered non-comparable and therefore are excluded from periods in which they are closed.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on February 26, 2015, at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s fourth quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company owns 126 properties, comprised of 124 hotels with more than 20,400 rooms and two planned hotel conversions, located in 21 states and the District of Columbia.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the SEC.

###

Additional Contacts:
Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:

 http://rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
EBITDA is defined as net income or loss excluding: (1) interest expense, (2) provision for income taxes, including income taxes applicable to sales of assets, and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes OP units, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Hotel EBITDA
With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and non-cash items provide a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Hotel EBITDA includes hotel results from prior ownership periods and excludes non-comparable hotels which were not open for operation or were closed for renovations for comparable periods. Pro forma Consolidated Hotel EBITDA includes hotel results from prior ownership periods and includes the results of non-comparable hotels which were not open for operation or were closed for renovations during the comparable periods.

Adjustments to FFO and EBITDA
The Company adjusts FFO and EBITDA for certain additional items, such as transaction and pursuit costs, the amortization of share based compensation, and certain other expenses that the Company considers outside the normal course of business. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income, FFO and EBITDA, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO and EBITDA for the following items, as applicable:

•	Transaction and Pursuit Costs: The Company excludes transaction and pursuit costs expensed during the period because it believes they do not reflect the underlying performance of the Company.

•
Non-Cash Expenses: The Company excludes the effect of certain non-cash items because it believes they do not reflect the underlying performance of the Company. The Company has excluded the amortization of share based compensation, non-cash gain on the disposal of hotel properties, non-cash gain on the extinguishment of indebtedness, non-cash gain on foreclosure, the accelerated amortization of deferred management and financing fees, and impairment loss.

•
Other Non-operational Expenses: The Company excludes the effect of certain non-operational expenses because it believes they do not reflect the underlying performance of the Company. The Company has excluded the loss on defeasance, expenses related to the accelerated payoff of mortgage indebtedness, and legal expenses it considered outside the normal course of business.

New Accounting Treatment for Discontinued Operations
The Company adopted Financial Accounting Standards Board Accounting Standards Update 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Going forward, the Company will only classify dispositions as discontinued operations if they represent a strategic shift in operations (e.g., disposal of a major line of business). The 18 assets sold during the year ended December 31, 2014, do not represent a strategic shift in operations for the Company.

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	December 31, 2014	December 31, 2013
Assets
Investment in hotel and other properties, net	$3,518,803	$3,241,163
Cash and cash equivalents	262,458	332,248
Restricted cash reserves	63,054	62,430
Hotel and other receivables, net of allowance of $166 and $234, respectively	25,691	22,762
Deferred financing costs, net	11,421	11,599
Deferred income tax asset	7,502	2,529
Purchase deposits	—	7,246
Prepaid expense and other assets	42,115	37,997
Assets of hotel properties held for sale	197,335	—
Total assets	$4,128,379	$3,717,974
Liabilities and Equity
Mortgage loans	$532,747	$559,665
Term loans	1,025,000	850,000
Accounts payable and other liabilities	129,388	115,011
Deferred income tax liability	7,879	3,548
Advance deposits and deferred revenue	9,984	9,851
Accrued interest	2,783	2,695
Distributions payable	42,114	30,870
Total liabilities	1,749,895	1,571,640
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at December 31, 2014 and 2013, respectively.	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 131,964,706 and 122,640,042 shares issued and outstanding at December 31, 2014 and 2013, respectively.	1,319	1,226
Additional paid-in-capital	2,419,731	2,178,004
Accumulated other comprehensive loss	(13,644)	(5,941)
Distributions in excess of net earnings	(46,415)	(45,522)
Total shareholders’ equity	2,360,991	2,127,767
Noncontrolling interest:
Noncontrolling interest in joint venture	6,295	7,306
Noncontrolling interest in Operating Partnership	11,198	11,261
Total noncontrolling interest	17,493	18,567
Total equity	2,378,484	2,146,334
Total liabilities and equity	$4,128,379	$3,717,974

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the quarter ended December 31,		For the year ended December 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)
Revenue
Operating revenue
Room revenue	$242,035	$209,584	$969,402	$844,741
Food and beverage revenue	29,614	25,877	107,538	97,083
Other operating department revenue	8,462	7,110	32,257	28,556
Total revenue	$280,111	$242,571	$1,109,197	$970,380
Expense
Operating expense
Room expense	$54,402	$47,117	$213,071	$186,667
Food and beverage expense	20,452	17,539	75,468	67,945
Management fee expense	10,591	9,432	43,230	34,956
Other operating expense	80,295	71,620	314,576	285,539
Total property operating expense	165,740	145,708	646,345	575,107
Depreciation and amortization	38,753	32,483	144,294	127,231
Impairment loss	—	—	9,200	—
Property tax, insurance and other	18,379	15,754	71,443	63,627
General and administrative	10,378	8,627	41,671	35,466
Transaction and pursuit costs	475	1,588	4,850	4,410
Total operating expense	233,725	204,160	917,803	805,841
Operating income	46,386	38,411	191,394	164,539
Other income	244	569	807	903
Interest income	259	888	1,881	1,665
Interest expense	(14,164)	(14,178)	(56,810)	(64,348)
Gain on foreclosure	—	32	—	4,863
Income from continuing operations before income tax expense	32,725	25,722	137,272	107,622
Income tax expense	17	(127)	(1,145)	(879)
Income from continuing operations	32,742	25,595	136,127	106,743
Income (loss) from discontinued operations	—	2,087	—	7,436
Gain on disposal of hotel properties	1,328	—	353	—
Net income	34,070	27,682	136,480	114,179
Net (income) loss attributable to noncontrolling interests
Noncontrolling interest in consolidated joint venture	(69)	(219)	(171)	(540)
Noncontrolling interest in the Operating Partnership	(156)	(18)	(868)	(718)
Net income attributable to common shareholders	$33,845	$27,445	$135,441	$112,921
Basic per common share data:
Net income per share attributable to common shareholders before discontinued operations	$0.26	$0.21	$1.06	$0.89
Discontinued operations	—	0.01	—	0.06
Net income per share attributable to common shareholders	$0.26	$0.22	$1.06	$0.95
Weighted-average number of common shares	131,189,673	121,667,166	127,360,669	117,950,066
Diluted per common share data:
Net income per share attributable to common shareholders before discontinued operations	$0.25	$0.21	$1.05	$0.88
Discontinued operations	—	0.01	—	0.06
Net income per share attributable to common shareholders	$0.25	$0.22	$1.05	$0.94
Weighted-average number of common shares	132,186,832	122,540,253	128,293,843	118,738,626

Note:
The Statement of Comprehensive Income and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands, except per share data)
(Unaudited)

Funds From Operations (FFO)

	For the quarter ended December 31,		For the year ended December 31,
	2014	2013	2014	2013
Net income (1)	$34,070	$27,682	$136,480	$114,179
Gain on disposal of hotel properties	(1,328)	(2,081)	(353)	(2,081)
Depreciation and amortization	38,753	32,483	144,294	127,231
Gain on extinguishment of indebtedness (2)	—	(6)	—	(5,708)
Impairment loss	—	—	9,200	—
Noncontrolling interest in joint venture	(69)	(219)	(171)	(540)
Adjustments related to discontinued operations (3)	—	8	—	199
Adjustments related to joint venture (4)	(47)	(121)	(186)	(484)
FFO attributable to common shareholders	71,379	57,746	289,264	232,796
Gain on foreclosure	—	(32)	—	(4,863)
Transaction and pursuit costs	475	1,588	4,850	4,410
Amortization of share based compensation	3,844	3,386	15,088	13,078
Loan related costs (5)(6)	—	—	1,073	1,046
Other expenses (7)(8)	432	—	432	157
Adjusted FFO	$76,130	$62,688	$310,707	$246,624

Adjusted FFO per common share and unit-basic	$0.58	$0.51	$2.42	$2.08
Adjusted FFO per common share and unit-diluted	$0.57	$0.51	$2.41	$2.06

Basic weighted-average common shares and units outstanding (9)	132,084	122,561	128,255	118,844
Diluted weighted-average common shares and units outstanding (9)	133,081	123,434	129,188	119,633

Note:

(1)	Includes net income from discontinued operations for the quarter and year ended December 31, 2013.

(2)	Includes the gain on extinguishment of indebtedness from the SpringHill Suites Southfield, Michigan, and Courtyard Goshen, Indiana.

(3)	Includes depreciation and amortization expense from discontinued operations.

(4)	Includes depreciation and amortization expense allocated to the noncontrolling interest in joint venture.

(5)	Includes $1.0 million for the year ended December 31, 2013, of accelerated amortization of deferred financing fees related to the amendment and restatement of our credit facility.

(6)	Includes $1.1 million for the year ended December 31, 2014, of expenses related to the accelerated payoff of mortgage indebtedness.

(7)	Includes $0.1 million for the year ended December 31, 2013, of accelerated amortization of deferred management fees.

(8)
Includes $0.4 million for the quarter and year ended December 31, 2014, and less than $0.1 million for the year ended December 31, 2013, of legal and other expenses outside the normal course of operations.

(9)	Includes 0.9 million operating partnership units.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands)
(Unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the quarter ended December 31,		For the year ended December 31,
	2014	2013	2014	2013
Net income (1)	$34,070	$27,682	$136,480	$114,179
Depreciation and amortization	38,753	32,483	144,294	127,231
Interest expense, net (2)	14,153	14,168	56,144	64,317
Income tax expense	(17)	127	1,145	879
Noncontrolling interest in joint venture	(69)	(219)	(171)	(540)
Adjustments related to discontinued operations (3)	—	9	—	572
Adjustments related to joint venture (4)	(47)	(121)	(186)	(484)
EBITDA	86,843	74,129	337,706	306,154
Transaction and pursuit costs	475	1,588	4,850	4,410
Gain on sale of property	(1,328)	(2,081)	(353)	(2,081)
Gain on foreclosure	—	(32)	—	(4,863)
Gain on extinguishment of indebtedness (5)	—	(6)	—	(5,708)
Impairment loss	—	—	9,200	—
Amortization of share based compensation	3,844	3,386	15,088	13,078
Other expenses (6)(7)	432	—	432	157
Adjusted EBITDA	$90,266	$76,984	$366,923	$311,147
General and administrative (8)	6,534	5,241	26,583	22,389
Operating results from noncontrolling interest in joint venture	116	340	357	1,024
Residential income	(26)	(101)	—	(521)
Pro forma adjustments (9)	—	8,861	12,176	46,815
Income from sold properties	(2)	(3,685)	(1,183)	(15,350)
Other corporate adjustments	149	(475)	97	(143)
Pro forma Consolidated Hotel EBITDA	$97,037	$87,165	$404,953	$365,361
Non-comparable hotels (10)	(2,313)	(1,340)	(4,423)	(1,982)
Pro forma Hotel EBITDA	$94,724	$85,825	$400,530	$363,379
Note:

(1)	Includes net income from discontinued operations for the quarter and year ended December 31, 2013.

(2)
Excludes amounts attributable to investment in loans of $0.2 million and $1.2 million for the quarter and year ended December 31, 2014, respectively, and $0.9 million and $1.6 million for the quarter and year ended December 31, 2013, respectively.

(3)	Includes depreciation, amortization and interest expense related to discontinued operations.

(4)	Includes depreciation, amortization and interest expense allocated to the noncontrolling interest in the joint venture.

(5)	Includes the gain on extinguishment of indebtedness from the SpringHill Suites Southfield, Michigan, and Courtyard Goshen, Indiana.

(6)	Includes $0.1 million for the year ended December 31, 2013, of accelerated amortization of deferred management fees.

(7)
Includes $0.4 million for the quarter and year ended December 31, 2014, and less than $0.1 million for the year ended December 31, 2013, of legal and other expenses outside the normal course of operations.

(8)	General and administrative expenses exclude amortization of share based compensation, which is reflected in Adjusted EBITDA.

(9)
Reflects prior ownership results of recent acquisitions and normalizes ground rent for Courtyard Waikiki Beach. For the year ended December 31, 2013, Pro forma Hotel EBITDA for Courtyard Waikiki Beach was reduced by $1.6 million.

(10)
Reflects the results of Residence Inn Atlanta Midtown/Georgia Tech, Hyatt Atlanta Midtown, and Hilton Cabana Miami Beach, which were not open for the entirety of the comparable periods. Also reflects the results of Fairfield Inn & Suites Key West during the six months ended December 31, 2014 and 2013, since it was closed for a comprehensive renovation during Q3 and Q4 2014.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of December 31, 2014
Secured Debt
Capmark Financial Group - 1 hotel	10	May 2015	Fixed (2)	5.55%	$10,513
Capmark Financial Group - 1 hotel	10	Jun 2015	Fixed (2)	5.55%	4,561
Barclays Bank - 12 hotels	10	Jun 2015	Fixed (2)	5.55%	107,544
Barclays Bank - 4 hotels	10	Jun 2015	Fixed (2)	5.60%	26,775
Capmark Financial Group - 1 hotel	10	Jul 2015	Fixed (2)	5.50%	6,214
Barclays Bank - 1 hotel	10	Sep 2015	Fixed (2)	5.44%	10,140
PNC Bank - 5 hotels	4	May 2017	Floating	2.51%	74,000
Wells Fargo - 4 hotels	3	Sep 2020	Floating (3)	4.19%	150,000
Wells Fargo - 4 hotels	3	Oct 2021	Floating (3)	4.06%	143,000
Weighted Average / Total Secured				4.34%	$532,747

Unsecured Debt
Credit Facility	4	Nov 2017	Floating	—%	$—
2013 Five-Year Term Loan	5	Aug 2018	Floating (3) (4)	3.07%	400,000
2012 Five-Year Term Loan	5	Mar 2019	Floating (3) (5)	2.37%	400,000
2012 Seven-Year Term Loan	7	Nov 2019	Floating (3)	4.04%	225,000
2014 Seven-Year Term Loan	7	Jan 2022	Floating	—%	—
Weighted Average / Total Unsecured				3.01%	$1,025,000

Weighted Average / Total Debt				3.47%	$1,557,747

Note:

(1)	Interest rates as of December 31, 2014.

(2)	The Company plans to use a combination of cash on hand and the proceeds from the 2014 Seven-Year Term Loan to repay these loans.

(3)	Interest rate gives effect to interest rate hedges.

(4)	Reflects interest rate swap on $350.0 million.

(5)	Reflects interest rate swap on $275.0 million.

RLJ Lodging Trust
Acquisitions
 (unaudited)

2014 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions) (1)
Hyatt House Charlotte Center City	Charlotte, NC	Mar 12, 2014	Hyatt Affiliate	163	$32.5
Hyatt House Cypress Anaheim	Cypress, CA	Mar 12, 2014	Hyatt Affiliate	142	14.8
Hyatt House Emeryville SF Bay Area	Emeryville, CA	Mar 12, 2014	Hyatt Affiliate	234	39.3
Hyatt House San Diego Sorrento Mesa	San Diego, CA	Mar 12, 2014	Hyatt Affiliate	193	36.0
Hyatt House San Jose Silicon Valley	San Jose, CA	Mar 12, 2014	Hyatt Affiliate	164	44.2
Hyatt House San Ramon	San Ramon, CA	Mar 12, 2014	Hyatt Affiliate	142	20.8
Hyatt House Santa Clara	Santa Clara, CA	Mar 12, 2014	Hyatt Affiliate	150	40.6
Hyatt Market Street The Woodlands	The Woodlands, TX	Mar 12, 2014	Hyatt Corporation	70	25.8
Hyatt Place Fremont Silicon Valley	Fremont, CA	Mar 12, 2014	Hyatt Affiliate	151	23.5
Hyatt Place Madison Downtown	Madison, WI	Mar 12, 2014	Hyatt Affiliate	151	35.1
Courtyard Portland City Center	Portland, OR	May 22, 2014	Sage Hospitality	256	67.0
Embassy Suites Irvine Orange County	Irvine, CA	May 22, 2014	Sage Hospitality	293	53.0
Hilton Cabana Miami Beach	Miami, FL	Jun 19, 2014	Highgate Hotels	231	71.7
Hyatt Atlanta Midtown	Atlanta, GA	Jul 14, 2014	Interstate Hotels and Resorts	194	49.5
DoubleTree Grand Key Resort (2)	Key West, FL	Sep 11, 2014	Interstate Hotels and Resorts	215	77.0
Total Acquisitions				2,749	$630.7

2013 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions) (1)
Courtyard Houston Downtown Convention Center	Houston, TX	Mar 19, 2013	White Lodging Services	191	$34.4
Residence Inn Houston Downtown Convention Center	Houston, TX	Mar 19, 2013	White Lodging Services	171	29.5
SpringHill Suites Houston Downtown Convention Center (3)	Houston, TX	Mar 19, 2013	N/A	82	15.6
Courtyard Waikiki Beach	Honolulu, HI	Jun 17, 2013	Highgate Hotels	399	75.3
Courtyard San Francisco (4)	San Francisco, CA	Jun 21, 2013	N/A	150	29.5
Residence Inn Atlanta Midtown/Georgia Tech (5)	Atlanta, GA	Aug 6, 2013	Interstate Hotels and Resorts	78	5.0
SpringHill Suites Portland Hillsboro	Hillsboro, OR	Oct 8, 2013	InnVentures	106	24.0
Total Acquisitions				1,177	$213.3

Note:

(1)	Gross purchase price does not include net closing adjustments. Please refer to the 10-K for the net purchase price.

(2)	Purchase price does not include $1.3 million paid for five condominium units.

(3)	This property is currently not open for operations. Conversion to a SpringHill Suites is in progress.

(4)	This property is currently not open for operations. Conversion to a Courtyard by Marriott is in progress.

(5)
The Company was the successful bidder at a foreclosure sale of the property collateralizing the non-performing loan. The purchase price equates to the original amount paid for the mortgage note in November 2009. In October 2014, the property reopened after a comprehensive renovation as a 90-room hotel.

RLJ Lodging Trust
Pro forma Operating Statistics — Top 50 Assets
(Amounts in thousands, except rooms)
(unaudited)

For the year ended December 31, 2014

Property	City/State	# of Rooms	EBITDA
DoubleTree NYC Metropolitan	New York, NY	764	$18,805
Marriott Louisville Downtown	Louisville, KY	616	15,726
Hilton New York Fashion District	New York, NY	280	10,352
Hilton Garden Inn New York W 35th St	New York, NY	298	10,229
Courtyard Austin Dtwn Conv Ctr	Austin, TX	270	9,994
Courtyard Chicago Downtown Mag Mile	Chicago, IL	306	6,944
Courtyard Portland City Center	Portland, OR	256	6,629
Courtyard Waikiki Beach	Honolulu, HI	403	6,540
Fairfield Inn & Suites DC Downtown	Washington, DC	198	6,100
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	6,013
Embassy Suites Tampa Dtwn Conv Ctr	Tampa, FL	360	5,986
Residence Inn Austin Dtwn Conv Ctr	Austin, TX	179	5,389
Hilton Garden Inn SF Oakland Bay Bridge	Emeryville, CA	278	5,267
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	5,123
Courtyard Charleston Historic District	Charleston, SC	176	5,083
Courtyard New York Manhattan Upper East	New York, NY	226	4,977
DoubleTree Grand Key Resort	Key West, FL	216	4,925
Courtyard Houston By The Galleria	Houston, TX	190	4,887
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	4,809
Residence Inn Bethesda Downtown	Bethesda, MD	187	4,676
Hyatt House Emeryville SF Bay Area	Emeryville, CA	234	4,644
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	4,575
Hyatt House San Jose Silicon Valley	San Jose, CA	164	4,558
Hyatt House Santa Clara	Santa Clara, CA	150	4,503
Hilton Garden Inn New Orleans Conv Ctr	New Orleans, LA	286	4,499
Embassy Suites Boston Waltham	Waltham, MA	275	4,361
Homewood Suites Washington DC Downtown	Washington, DC	175	4,358
Embassy Suites Los Angeles Downey	Downey, CA	219	4,306
Renaissance Ft Lauderdale Plantation	Plantation, FL	250	4,114
Residence Inn National Harbor DC	Oxon Hill, MD	162	4,024
Courtyard Houston Dtwn Conv Ctr	Houston, TX	191	3,970
Marriott Austin South	Austin, TX	211	3,872
Residence Inn Houston Dtwn Conv Ctr	Houston, TX	171	3,437
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	3,436
Residence Inn Chicago Oak Brook	Oak Brook, IL	156	3,402
Hampton Inn Houston Near The Galleria	Houston, TX	176	3,381
Residence Inn Houston By The Galleria	Houston, TX	146	3,368
Embassy Suites Irvine Orange Cnty Arprt	Irvine, CA	293	3,307
Hyatt House Charlotte Center City	Charlotte, NC	163	3,217
Marriott Chicago Midway	Chicago, IL	200	3,185
Residence Inn Louisville Downtown	Louisville, KY	140	3,153
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	3,152
Hyatt Place Madison Downtown	Madison, WI	151	3,122
Hilton Garden Inn Bloomington	Bloomington, IN	168	2,995
Hampton Inn Garden City	Garden City, NY	143	2,808
Hilton Garden Inn Pittsburgh Univ Pl	Pittsburgh, PA	202	2,730
Residence Inn Indy Dtwn On The Canal	Indianapolis, IN	134	2,725
Hyatt House Dallas Lincoln Park	Dallas, TX	155	2,536
SpringHill Suites Portland Hillsboro	Hillsboro, OR	106	2,500
Hyatt House Houston Galleria	Houston, TX	147	2,207
Top 50 Assets		11,573	254,899
Other (1)		11,786	150,054
Total Portfolio		23,359	$404,953
Note:
The information above has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results.

(1)	Reflects 98 hotels. Does not include two planned hotel conversions and assets sold prior to the fourth quarter of 2014.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the quarter ended December 31, 2014

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q4
NYC	5	96.2%	96.4%	(0.2)%	$262.04	$268.66	(2.5)%	$251.96	$258.91	(2.7)%	15%
Chicago	21	66.8%	67.5%	(1.1)%	133.18	122.28	8.9%	88.95	82.58	7.7%	9%
Austin	14	76.9%	76.7%	0.2%	158.39	148.83	6.4%	121.81	114.18	6.7%	10%
Denver	13	68.4%	67.2%	1.7%	124.49	123.68	0.7%	85.11	83.12	2.4%	7%
Houston	9	74.9%	74.0%	1.2%	158.90	148.87	6.7%	119.08	110.21	8.1%	7%
Washington, DC	7	70.1%	69.2%	1.3%	166.96	158.02	5.7%	117.01	109.36	7.0%	5%
Other	75	73.1%	71.5%	2.2%	137.17	128.61	6.7%	100.21	91.90	9.0%	47%
Total	144	73.9%	73.0%	1.3%	$152.41	$145.68	4.6%	$112.68	$106.30	6.0%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q4
Focused-Service	122	73.4%	72.2%	1.7%	$143.03	$135.10	5.9%	$104.93	$97.49	7.6%	69%
Compact Full-Service	21	77.2%	76.9%	0.4%	179.16	175.67	2.0%	138.25	135.03	2.4%	27%
Full-Service	1	61.2%	61.2%	0.0%	165.76	158.99	4.3%	101.50	97.33	4.3%	4%
Total	144	73.9%	73.0%	1.3%	$152.41	$145.68	4.6%	$112.68	$106.30	6.0%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q4
Upper Upscale	18	72.1%	71.7%	0.5%	$161.62	$155.62	3.9%	$116.51	$111.58	4.4%	22%
Upscale	104	75.4%	74.4%	1.4%	154.99	148.12	4.6%	116.91	110.18	6.1%	71%
Upper Midscale	21	67.5%	66.2%	2.0%	119.75	112.49	6.5%	80.88	74.47	8.6%	7%
Midscale	1	81.2%	76.8%	5.8%	77.80	61.69	26.1%	63.16	47.35	33.4%	0%
Total	144	73.9%	73.0%	1.3%	$152.41	$145.68	4.6%	$112.68	$106.30	6.0%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q4
Residence Inn	33	75.3%	73.0%	3.1%	$134.96	$128.00	5.4%	$101.58	$93.47	8.7%	16%
Courtyard	33	72.3%	70.7%	2.3%	150.91	141.05	7.0%	109.13	99.70	9.5%	22%
Hyatt House	11	76.0%	80.3%	(5.4)%	151.05	136.17	10.9%	114.74	109.35	4.9%	8%
Fairfield Inn & Suites	10	68.2%	64.6%	5.6%	115.33	109.34	5.5%	78.65	70.62	11.4%	3%
SpringHill Suites	10	72.0%	71.9%	0.2%	111.79	108.49	3.0%	80.53	77.96	3.3%	4%
Hilton Garden Inn	9	77.6%	74.4%	4.3%	175.25	173.94	0.8%	136.04	129.39	5.1%	10%
Hampton Inn	8	69.6%	68.9%	1.1%	124.71	117.65	6.0%	86.83	81.02	7.2%	3%
Embassy Suites	7	76.0%	75.9%	0.1%	140.74	133.19	5.7%	106.96	101.10	5.8%	6%
Marriott	6	64.1%	64.5%	(0.7)%	152.41	143.95	5.9%	97.68	92.91	5.1%	9%
Renaissance	3	72.1%	68.7%	5.0%	157.29	154.36	1.9%	113.41	105.98	7.0%	4%
DoubleTree	3	91.6%	91.4%	0.1%	238.30	242.50	(1.7)%	218.19	221.74	(1.6)%	8%
Hyatt Place	2	76.3%	78.1%	(2.2)%	144.03	127.26	13.2%	109.96	99.36	10.7%	1%
Homewood Suites	2	69.4%	66.1%	5.0%	159.55	156.44	2.0%	110.65	103.34	7.1%	1%
Hilton	1	98.5%	99.4%	(0.9)%	279.05	289.92	(3.8)%	274.81	288.17	(4.6)%	3%
Hyatt	1	80.1%	79.5%	0.9%	305.04	268.02	13.8%	244.46	212.96	14.8%	1%
Other	5	65.2%	66.1%	(1.5)%	121.72	112.72	8.0%	79.31	74.55	6.4%	1%
Total	144	73.9%	73.0%	1.3%	$152.41	$145.68	4.6%	$112.68	$106.30	6.0%	100%

Note:
The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results. All results exclude two planned hotel conversions and four non-comparable hotels: Residence Inn Atlanta Midtown/Georgia Tech, Hilton Cabana Miami Beach, Hyatt Atlanta Midtown, and Fairfield Inn & Suites Key West. Does not include assets sold prior to the fourth quarter of 2014.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the year ended December 31, 2014

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	FY
NYC	5	96.0%	96.7%	(0.7)%	$239.35	$240.43	(0.5)%	$229.86	$232.47	(1.1)%	12%
Chicago	21	73.5%	72.0%	2.0%	130.23	126.58	2.9%	95.65	91.15	4.9%	9%
Austin	14	80.2%	76.7%	4.5%	151.01	144.36	4.6%	121.11	110.75	9.4%	9%
Denver	13	76.9%	72.6%	5.9%	128.43	124.62	3.1%	98.82	90.52	9.2%	8%
Houston	9	78.1%	75.5%	3.5%	159.56	153.06	4.2%	124.59	115.53	7.8%	7%
Washington, DC	7	76.4%	72.4%	5.5%	171.01	168.43	1.5%	130.63	121.93	7.1%	6%
Other	75	77.9%	75.4%	3.2%	139.41	131.23	6.2%	108.53	99.00	9.6%	49%
Total	144	78.7%	76.3%	3.1%	$150.22	$144.57	3.9%	$118.29	$110.38	7.2%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	FY
Focused-Service	122	78.3%	75.5%	3.7%	$141.84	$136.14	4.2%	$111.12	$102.80	8.1%	72%
Compact Full-Service	21	81.1%	79.9%	1.5%	172.95	167.22	3.4%	140.29	133.69	4.9%	24%
Full-Service	1	69.1%	68.0%	1.7%	178.46	169.88	5.1%	123.40	115.55	6.8%	4%
Total	144	78.7%	76.3%	3.1%	$150.22	$144.57	3.9%	$118.29	$110.38	7.2%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	FY
Upper Upscale	18	77.0%	76.0%	1.3%	$162.30	$154.75	4.9%	$124.95	$117.62	6.2%	22%
Upscale	104	79.9%	77.4%	3.3%	150.92	145.52	3.7%	120.61	112.62	7.1%	69%
Upper Midscale	21	74.4%	70.1%	6.1%	126.34	121.98	3.6%	94.00	85.55	9.9%	9%
Midscale	1	85.5%	83.3%	2.7%	74.73	65.10	14.8%	63.93	54.24	17.8%	0%
Total	144	78.7%	76.3%	3.1%	$150.22	$144.57	3.9%	$118.29	$110.38	7.2%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	FY
Residence Inn	33	80.7%	76.8%	5.0%	$134.72	$130.23	3.4%	$108.68	$100.04	8.6%	16%
Courtyard	33	77.1%	74.7%	3.2%	147.10	141.39	4.0%	113.35	105.61	7.3%	22%
Hyatt House	11	81.3%	82.2%	(1.0)%	148.97	135.42	10.0%	121.16	111.28	8.9%	8%
Fairfield Inn & Suites	10	73.9%	69.4%	6.5%	124.48	121.44	2.5%	92.03	84.27	9.2%	4%
SpringHill Suites	10	76.7%	72.6%	5.6%	112.00	110.39	1.5%	85.89	80.19	7.1%	4%
Hilton Garden Inn	9	80.0%	77.0%	3.8%	170.12	166.11	2.4%	136.05	127.95	6.3%	9%
Hampton Inn	8	76.7%	72.5%	5.9%	131.66	126.08	4.4%	101.01	91.36	10.6%	4%
Embassy Suites	7	79.5%	78.8%	0.9%	147.62	137.95	7.0%	117.32	108.67	8.0%	6%
Marriott	6	71.9%	70.5%	2.0%	154.24	146.51	5.3%	110.89	103.31	7.3%	9%
Renaissance	3	75.3%	74.1%	1.5%	157.20	149.10	5.4%	118.31	110.51	7.1%	3%
DoubleTree	3	93.0%	91.6%	1.6%	219.45	218.36	0.5%	204.19	200.05	2.1%	6%
Hyatt Place	2	84.1%	85.0%	(1.0)%	141.08	127.31	10.8%	118.62	108.16	9.7%	1%
Homewood Suites	2	77.1%	73.9%	4.4%	168.77	164.10	2.8%	130.20	121.27	7.4%	2%
Hilton	1	98.8%	99.7%	(0.9)%	256.65	263.42	(2.6)%	253.64	262.63	(3.4)%	3%
Hyatt	1	81.3%	78.7%	3.2%	294.21	268.26	9.7%	239.08	211.20	13.2%	1%
Other	5	70.8%	66.0%	7.1%	116.72	109.76	6.3%	82.58	72.48	13.9%	2%
Total	144	78.7%	76.3%	3.1%	$150.22	$144.57	3.9%	$118.29	$110.38	7.2%	100%

Note:
The information above includes results for periods prior to the Company's ownership which has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results. All results exclude two planned hotel conversions and four non-comparable hotels: Residence Inn Atlanta Midtown/Georgia Tech, Hilton Cabana Miami Beach, Hyatt Atlanta Midtown, and Fairfield Inn & Suites Key West (Q3 and Q4 only). Fairfield Inn & Suites Key West was closed for a comprehensive renovation during Q3 and Q4 2014 and therefore its results during the six months ended December 31, 2014 and 2013 are excluded in the table above. Does not include assets sold prior to the fourth quarter of 2014.